Exhibit 99.2

Pro Forma Financial Information

On December 17, 2010, Safeguard Scientifics, Inc. (“Safeguard” or the “Company”) tendered its 30,158,127 shares of Clarient Inc. common stock in a cash tender offer for a purchase price of $5.00 per share in cash.  Upon completion of the merger of Clarient with and into the acquiring company, Safeguard will receive additional proceeds of $2.6 million related to Clarient warrants it holds.  The tender and subsequent merger are herein collectively referred to as “the Transaction.”  The unaudited pro forma consolidated statements of operations give effect to the Transaction as if it had been consummated on January 1, 2009. The unaudited pro forma consolidated balance sheet gives effect to the Transaction as if it had been consummated on September 30, 2010.

The Company’s historical consolidated financial statements included the accounts of Clarient through May 14, 2009, the date of its deconsolidation.    The Company recognized an unrealized gain on deconsolidation of $106.0 million. The Company elected to apply the fair value option to account for its retained interest in Clarient.  Unrealized gains and losses on the mark-to-market of its holdings in Clarient and realized gains and losses on the sale of any of its holdings in Clarient were recognized in other income (loss), net in the consolidated statements of operations for all periods subsequent to the date that Clarient was deconsolidated.  In August 2009, the Company sold a portion of its holdings in Clarient (the “August 2009 Sale”) and recognized a net loss of $7.3 million based on the net proceeds received compared to the fair value at the end of the previous quarter.

In order to provide a more meaningful presentation of how the Company’s historical financial statements might have been impacted by the disposition of its Clarient holdings, the unaudited pro forma financial information presented herein gives effect to both the Transaction and the August 2009 Sale.  The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 eliminates the results of operations of Clarient from January 1, 2009 through its deconsolidation date, eliminates the gain on deconsolidation, eliminates the loss on sale and eliminates the net gain on the mark-to-market of Clarient since all of these items are non-recurring and relate to the Company’s holdings in Clarient, the sale of which requires the presentation of the pro forma financial statements.

The unaudited pro forma financial information described above should be read in conjunction with the historical consolidated financial statements of the Company and the related notes thereto. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transaction taken place on the dates noted, or the future financial position or operating results of the Company.

Safeguard Scientifics, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2010
	As Reported	Adjustments for Disposition of Clarient (1)		Pro Forma
	(In thousands except per share data)
Current Assets:
Cash and cash equivalents	$28,806	$146,489	(2)	$175,295
Cash held in escrow	6,434	-		6,434
Marketable securities	26,394	-		26,394
Restricted cash equivalents	4,893	-		4,893
Prepaid expenses and other current assets	667	-		667
Total current assets	67,194	146,489		213,683
Property and equipment, net	282	-		282
Ownership interests in and advances to partner companies	181,597	(103,532)	(3)	78,065
Available-for-sales securities	20,870	-		20,870
Long-term restricted cash equivalents	11,881	-		11,881
Other	777	-		777
Total Assets	$282,601	$42,957		$325,558

Current Liabilities:
Convertible senior debentures - current	$31,289	$-		$31,289
Accounts payable	204	-		204
Accrued compensation and benefits	3,077	-		3,077
Accrued expenses and other current liabilities	2,684	-		2,684
Total current liabilities	37,254	-		37,254
Other long-term liabilities	5,183	-		5,183
Convertible senior debentures - non-current	44,486	-		44,486
Commitments and contingencies
Equity:
Preferred stock, $0.10 par value; 1,000 shares authorized	-	-		-
Common stock, $0.10 par value; 83,333 shares authorized; 20,593 and 20,420 shares issued and outstanding in 2010 and 2009, respectively	2,059	-		2,059
Additional paid-in capital	805,550	-		805,550
Accumulated deficit	(620,170)	42,957	(4)	(577,213)
Accumulated other comprehensive income	8,239	-		8,239
Total equity	195,678	42,957		238,635
Total Liabilities and Equity	$282,601	$42,957		$325,558

Notes to Unaudited Pro Forma Consolidated Balance Sheet (in thousands except per share data):

(1) The unaudited pro forma consolidated balance sheet gives effect to the transaction assuming the sale of Clarient shares occurred on September 30, 2010.

(2) Net proceeds to the Company from the sale of Clarient were calculated as follows:

Proceeds from sale of 30,158 shares at $5.00 per share	$150,791
Proceeds from intrinsic value of warrants to acquire Clarient stock at various strike prices	2,598
Transaction costs, including payment of retention bonuses to Clarient officers	(6,900)
$146,489

(3) Represents the fair value of the Company's interest in Clarient as of September 30, 2010.

(4) Reflects the non-recurring net gain on sale, calculated as the excess of the estimated net proceeds of $146,489 over the fair value of the Company's interest in Clarient as of September 30, 2010 of $103,532.

Safeguard Scientifics, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2010
	As Reported	Adjustments for Disposition of Clarient (1)	Pro Forma
	(In thousands except per share data)

Revenue	$-	$-		$-

Operating Expenses:
Cost of sales	-	-		-
Selling, general & administrative	13,999	-		13,999
Total operating expenses	13,999	-		13,999
Operating loss	(13,999)	-		(13,999)
Other income (loss), net	11,255	(22,394)	(3)	(11,139)
Interest income	516	-		516
Interest expense	(4,061)	-		(4,061)
Equity loss	(11,965)	-		(11,965)

Net loss from continuing operations before income taxes	(18,254)	(22,394)		(40,648)
Income tax (expense) benefit	-	-		-
Net loss from continuing operations	$(18,254)	$(22,394)		$(40,648)

Net loss from continuing operations attributable to Safeguard Scientifics, Inc.	$(18,254)	$(22,394)		$(40,648)

Basic and diluted net loss per share attributable to Safeguard Scientifics, Inc. common shareholders	$(0.89)			$(1.98)

Average shares used in computing basic and diluted net loss per share	20,502			20,502

Safeguard Scientifics, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2009
	As Reported	Adjustments for Disposition of Clarient (1)		Pro Forma
	(In thousands except per share data)

Revenue	$34,839	$(34,839)	(2)	$-

Operating Expenses:
Cost of sales	13,811	(13,811)	(2)	-
Selling, general & administrative	37,214	(19,407)	(2)	17,807
Total operating expenses	51,025	(33,218)		17,807
Operating loss	(16,186)	(1,621)		(17,807)
Other income (loss), net	108,881	(118,155)	(3)(4)(5)	(9,274)
Interest income	480	(4)	(2)	476
Interest expense	(3,164)	275	(2)	(2,889)
Equity loss	(23,227)	-		(23,227)

Net income (loss) from continuing operations before income taxes	66,784	(119,505)		(52,721)
Income tax benefit	14	-		14
Net income (loss) from continuing operations	$66,798	$(119,505)		$(52,707)

Net income (loss) from continuing operations attributable to Safeguard Scientifics, Inc.	$66,240	$(119,505)		$(53,265)

Basic net income (loss) per share attributable to Safeguard Scientifics, Inc. common shareholders	$3.26			$(2.62)
Diluted net income (loss) per share attributable to Safeguard Scientifics, Inc. common shareholders	$3.08			$(2.62)

Average shares used in computing net income (loss) per share:
Basic	20,308			20,308
Diluted	22,383			20,308

Notes to Unaudited Pro Forma Consolidated Statements of Operations (in thousands except per share data):

(1) The unaudited pro forma consolidated statements of operations give effect to the transaction assuming the sale of Clarient shares occurred on January 1, 2009.

(2) Reflects the elimination of the operations of Clarient which were consolidated through May 14, 2009.

(3) Reflects the elimination of the unrealized net gain on the mark-to-market of Safeguard Scientifics' interest in Clarient, which was accounted for under the Fair Value Method subsequent to its deconsolidation on May 14, 2009.

(4) Reflects the elimination of the $105,991 unrealized gain on the deconsolidation of Clarient.

(5) Reflects the elimination of the $7,338 loss on the sale of 18,400 shares of Clarient during 2009.